                                                                      EXHIBIT 23



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





         As independent certified public accountants, we hereby consent to the use of our report dated September 12, 2001, relating to the financial statements of Paragon Sports Group, Inc. and to all references to our Firm included in or made a part of this Amendment No. 2 to Form SB-2 Registration Statement and to the reference to our Firm under the caption "Experts" in each Prospectus.




                                                 ASHER & COMPANY, Ltd.


Philadelphia, Pennsylvania

November 21, 2001